Exhibit 21

Subsidiaries of Dean Foods Company

As of February 25, 2009

Legal Name	Type Of Entity	Jurisdiction Of Organization	Owner	No. Of Shares Or Units	% Ownership
31 Logistics, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Alta-Dena Certified Dairy, LLC	LLC	DE	Dean West II, LLC	100 units	100.0%

Barber Ice Cream, LLC	LLC	DE	Mayfield Dairy Farms, LLC	100 units	100.0%

Barber Milk, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Berkeley Farms, LLC	LLC	CA	Dean West II, LLC	100 units	100.0%

Country Fresh, LLC	LLC	MI	Dean East, LLC	100 units	100.0%

CreaMiser Products Corporation	Corp	AZ	WhiteWave Foods Company	1,399,001 common	100.0%

Creamland Dairies, LLC	LLC	NM	Gandy’s Dairies, LLC	100 units	100.0%

Creamvest, LLC	LLC	AZ	CreaMiser Products Corporation	Not certificated	100.0%

Dairy Group Receivables GP II, LLC	LLC	DE	Dean Dairy Holdings, LLC	100 units	100.0%

Dairy Group Receivables GP, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

Dairy Group Receivables II, L.P.	LP	DE	Dean Dairy Holdings, LLC Dairy Group Receivables GP II, LLC	Partnership Interests	99.9 00.1	% %

Dairy Group Receivables, L.P.	LP	DE	Suiza Dairy Group, LLC Dairy Group Receivables GP II, LLC	Partnership Interests	99.9 00.1	% %

Dairy Information Systems, LLC	LLC	DE	Dairy Information Systems Holdings, LLC	100 units	100.0%

Dairy Information Systems Holdings, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

Dan Morton, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

Dean Dairy Holdings, LLC	LLC	DE	Dean Holding Company	100 units	100.0%

Dean East II, LLC	LLC	DE	Dean Dairy Holdings, LLC	100 units	100.0%

Dean East, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

Dean Foods Company of California, LLC	LLC	DE	Dean West II, LLC	100 units	100.0%

Dean Foods North Central, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Dean Holding Company	Corp	WI	Dean Foods Company	10,110 Class A 20,220 Class B	100.0 100.0	% %

Dean Intellectual Property Services II, Inc.	Corp	DE	DIPS Limited Partner II	100 common	100.0%

Exhibit 21

Subsidiaries of Dean Foods Company

As of February 25, 2009

Legal Name	Type Of Entity	Jurisdiction Of Organization	Owner	No. Of Shares Or Units	% Ownership
Dean Intellectual Property Services, Inc.	Corp	DE	Suiza Dairy Group, LLC	100 common	100.0%

Dean International Holding Company	Corp	DE	Dean Foods Company	100 common	100.0%

Dean Management Corporation	Corp	DE	Dean Foods Company	100 common	100.0%

Dean Milk Company, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Dean Puerto Rico Holdings, LLC	LLC	DE	Dean Foods Company	1 unit	100.0%

Dean Services, LLC	LLC	DE	Dean Management Corporation	100 units	100.0%

Dean SoCal, LLC	LLC	DE	Dean West II, LLC	100 units	100.0%

Dean Transportation, Inc.	Corp	OH	Dean Dairy Holdings, LLC	100 common	100.0%

Dean West II, LLC	LLC	DE	Dean Dairy Holdings, LLC	100 units	100.0%

Dean West, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

DFC Energy Partners, LLC	LLC	DE	Dean Foods Company	100 units	100.0%

DGI Ventures, Inc.	Corp	DE	Dean Foods Company	100 common	100.0%

DIPS Limited Partner II	Trust	DE	Dean Holding Company	Beneficiary Interests	100.0%

Fairmont Dairy, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Franklin Holdings, Inc.	Corp	DE	Dean Foods Company	1,000 common	100.0%

Franklin Plastics, Inc.	Corp	DE	Franklin Holdings, Inc.	35,853,847 Common 100,00 Preferred	99.0%

Friendship Dairies, LLC	LLC	DE	Morningstar Foods, LLC	100 units	100.0%

Gandy’s Dairies, LLC	Corp	TX	Dean West II, LLC	100 units	100.0%

Garelick Farms, LLC	LLC	DE	Dean East, LLC	100 units	100.0%

Horizon Organic Dairy, LLC	LLC	DE	WhiteWave Foods Company	100 units	100.0%

Exhibit 21

Subsidiaries of Dean Foods Company

As of February 25, 2009

Legal Name	Type Of Entity	Jurisdiction Of Organization	Owner	No. Of Shares Or Units	% Ownership
Horizon Organic Dairy Limited	Copr	United Kingdom	Horizon Organic International, Inc.	300,000 Ordinary Shares	100.0%

Horizon Organic International, Inc.	Corp	DE	WhiteWave Foods Company	1,000 common	100.0%

Importadora y Distribuidora Dean Foods, S.A. de C.V.	Corp	Mexico	Tenedora Dean Foods International, SA de CV	4,999 common	99.9%

			Creamland Dairies, LLC	1 common	0.1%

Kohler Mix Specialties of Minnesota, LLC	LLC	DE	Morningstar Foods, LLC	85 units	85.0%

			Marathon Dairy Investment Corp.	15 units	15.0%

Kohler Mix Specialties, LLC	LLC	DE	Morningstar Foods, LLC	95 units	95.0%

			Marathon Dairy Investment Corp.	5 units	5.0%

Land-O-Sun Dairies, LLC	LLC	DE	Dean East, LLC Dean Foods Company	80 units 20 units	80.0 20.0	% %

Liberty Dairy Company	Corp	MI	Dean East II, LLC	26,300 common	100.0%

Marathon Dairy Investment Corp.	Corp	MN	Morningstar Foods, LLC	1,000 common	100.0%

Mayfield Dairy Farms, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

McArthur Dairy, LLC	LLC	FL	Dean East II, LLC	100 units	100.0%

Meadow Brook Dairy Company	Corp	PA	Dean East II, LLC	10 Class A 776 Class B	100.0 100.0	% %

Meadow Farms Limited	Corp	United Kingdom	Horizon Organic Dairy Limited	144 Ordinary Shares	100.0%

Midwest Ice Cream Company, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Model Dairy, LLC	LLC	DE	Dean West, LLC	100 units	100.0%

Morningstar Foods, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

New England Dairies, LLC	LLC	DE	Garelick Farms, LLC	100 units	100.0%

Exhibit 21

Subsidiaries of Dean Foods Company

As of February 25, 2009

Legal Name	Type Of Entity	Jurisdiction Of Organization	Owner	No. Of Shares Or Units	% Ownership
Old G & Co., Inc.	Corp	Puerto Rico	Dean Puerto Rico Holdings, LLC	1 common	100.0%

Purity Dairies, LLC	LLC	DE	Dean East II, LLC	100 common	100.0%

Rachel’s Dairy Limited	Corp	United Kingdom	Horizon Organic Dairy Limited	50,000 Ordinary Shares	100.0%

Reeves Street, LLC	LLC	DE	Dean Management Corporation	100 units	100.0%

Reiter Dairy, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%

Robinson Dairy, LLC	LLC	DE	Dean West, LLC	100 units	100.0%

Sampson Ventures, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%

Shenandoah’s Pride, LLC	LLC	DE	Garelick Farms, LLC	100 units	100.0%

Southern Foods Group, LLC	LLC	DE	Dean West, LLC	100 units	100.0%

Suiza Dairy Group, LLC	LLC	DE	Dean Foods Company	100 units	100.0%

Swiss II, LLC	LLC	DE	Dean West II, LLC	100 units	100.0%

T.G. Lee Foods, LLC	LLC	FL	Dean East II, LLC	100 units	100.0%

Tenedora Dean Foods Internacional, S.A. de C.V.	Corp	Mexico	Dean West II, LLC	4,999 common	99.98%

Terrace Dairy, LLC	LLC	DE	New England Dairies, LLC	100 units	100.0%

Tuscan/Lehigh Dairies, Inc.	Corp	DE	Garelick Farms, LLC	1,000 common	100.0%

Verifine Dairy Products of Sheboygan, LLC	LLC	WI	Dean East II, LLC	100 units	100.0%

Virtuoso, LLC	LLC	AZ	CreaMiser Products Corporation	Not certificated	100.0%

WhiteWave Foods Company	Corp	DE	Dean Foods Company	1,000 common	100.0%

WhiteWave Services, Inc.	Corp	DE	WhiteWave Foods Company	10 common	100.0%